UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

INTRODUCTORY NOTE

On December 11, 2018, Reliance Industries Limited, a company organized and existing under the laws of India (“Reliance”), completed its previously announced acquisition of Radisys Corporation, an Oregon corporation (“Radisys” or the “Company”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 29, 2018 (the “Merger Agreement”), by and among Reliance, Integrated Cloud Orchestration (ICO), Inc., an Oregon corporation and wholly owned subsidiary of Reliance (“Merger Sub”), and Radisys, Merger Sub merged with and into Radisys (the “Merger”) with Radisys surviving the Merger as a wholly owned subsidiary of Reliance.

Item 1.02.     Termination of a Material Definitive Agreement.

On December 11, 2018, in connection with the closing of the Merger, the outstanding principal amounts, together with interest and all other amounts due, were paid in full under each of (i) the Note Purchase Agreement (the “Note Purchase Agreement”) among the Company, as borrower, the guarantors from time to time party thereto, the purchasers from time to time party thereto and HCP-FVG, LLC, an affiliate of Hale Capital Partners LP, as collateral agent and as a purchaser and (ii) the Loan and Security Agreement (the “ABL Credit Agreement”) between Marquette Business Credit, LLC, as lender, and the Company, as borrower. On January 3, 2018, the Company entered into the Note Purchase Agreement, in which the Company issued and sold to the purchasers senior secured promissory notes in an aggregate original principal amount of $17.0 million. Additionally, on January 3, 2018, the Company entered into the ABL Credit Agreement, which provided for a revolving credit facility that provided financing of up to $20.0 million, with a $1.5 million sub-limit for letters of credit. Effective on the closing date, the Note Purchase Agreement, the ABL Credit Agreement and other related loan documents were terminated and are of no further force or effect (except with respect to any obligations and provisions that survive the termination thereof) and all liens granted in connection with the Note Purchase Agreement and the ABL Credit Agreement and other related loan documents were released. In connection with the termination of the agreements, the Company incurred a prepayment fee of $937,926.75 under the Note Purchase Agreement and an early termination fee of $400,000 under the ABL Credit Agreement.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On December 11, 2018, pursuant to the terms of the Merger Agreement, Reliance completed its previously announced acquisition of Radisys through the Merger. As a result of the Merger, Radisys became a wholly owned subsidiary of Reliance. Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, no par value, of Radisys (collectively, “Shares”) issued and outstanding (other than shares owned by Reliance, Merger Sub or any other wholly owned subsidiary of Reliance or Radisys or held in the treasury of Radisys, all of which were cancelled without any consideration being exchanged therefor) was cancelled and extinguished and automatically converted into the right to receive $1.72 in cash, without interest, and less any applicable withholding taxes (the “Merger Consideration”).

In addition, as of the Effective Time, all outstanding stock options and restricted stock unit awards (collectively, “Company Equity Awards”) were cancelled and converted into the right to receive a specified amount of cash (subject to any applicable withholding tax), without interest, based on the Merger Consideration.

The funds to pay the Merger Consideration, to consummate the Merger and to perform the other transactions and obligations described in the Merger Agreement were obtained from existing credit facilities of Reliance and its subsidiaries, cash and cash equivalents on hand of Reliance and its subsidiaries and cash and cash equivalents on hand of Radisys and its subsidiaries.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to Radisys’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 2, 2018, and is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On December 11, 2018, Radisys notified the Nasdaq Global Select Market (“Nasdaq”) of the effectiveness of the Merger. In connection therewith, Radisys informed Nasdaq of the Merger Consideration being paid by Reliance and requested that Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Trading of Radisys common stock on Nasdaq will be suspended effective as of the close of business on December 11, 2018.

Radisys intends to file with the SEC a certification on Form 15 providing notice of termination of the registration of the Shares under Section 12(g) of the Exchange Act and suspension of the Company’s obligations to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.     Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.     Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As of the Effective Time, each of the members of the Board of Directors of Radisys resigned from the Board of Directors of Radisys. Pursuant to the terms of the Merger Agreement, as of the Effective Time, the director of Merger Sub immediately prior to the Effective Time became the sole member of the Board of Directors of Radisys until his death, permanent disability, resignation or removal or until his successor is duly elected and qualified.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in the Merger Agreement, at the Effective Time, the Articles of Incorporation and Bylaws of Radisys were amended and restated in their entirety.

Copies of the amended and restated Articles of Incorporation and Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 2.1
Agreement and Plan of Merger, dated as of June 29, 2018, by and among Radisys Corporation, Reliance Industries Limited and Integrated Cloud Orchestration (ICO), Inc. (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on July 2, 2018).

Exhibit 3.1	Amended and Restated Articles of Incorporation of Radisys Corporation.
Exhibit 3.2	Amended and Restated Bylaws of Radisys Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	December 11, 2018	By:	/s/ Jonathan Wilson
Jonathan Wilson
Vice President of Finance, Chief Financial Officer